EX-99.906CERT

CERTIFICATIONS

Ford Donohue, Chief Executive Officer, and Zachary P. Richmond, Chief Financial Officer, of Peachtree Alternative Strategies Fund (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2022 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

Peachtree Alternative Strategies Fund	Peachtree Alternative Strategies Fund

/s/ Ford Donohue	/s/ Zachary P. Richmond
Ford Donohue, President and Principal	Zachary P. Richmond, Treasurer and Principal
Executive Officer	Financial Officer

Date: July 8, 2022	Date: July 8, 2022

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Peachtree Alternative Strategies Fund and will be retained by Peachtree Alternative Strategies Fund and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.